1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

28

29

30

Exhibit 10.12

SUBLEASE AGREEMENT

9 BROWN ROAD, ITHACA, NEW YORK

This Sublease Agreement (the "Sublease") is made and entered into as of the 21st day of Aug, 2019, by and between **MACOM TECHNOLOGY SOLUTIONS INC.**, a Delaware corporation with its principal address at 100 Chelmsford Street, Lowell, Massachusetts 01851 ("Sublessor"), and **ODYSSEY SEMICONDUCTOR, INC.,** a Delaware corporation with its principal address at 950 Danby Road, Suite 125, Ithaca, NY 14850 ("Sublessee").

W I T N E S S E T H:

A. **WHEREAS,** Sublessor's predecessor in interest BINOPTICS CORPORATION entered into that certain Amended and Restated Standard Office Space Lease dated July 24, 2014 (the "Lease") with ITHACA B&T ASSOCIATES, LLC ("Landlord") for that certain building (the "Building") located in the Cornell Business & Technology Park at 9 Brown Road in the Village of Lansing, County of Tompkins and State of New York which Building contains approximately 10,000 square feet (as shown on Exhibit "A" attached hereto) together with the right to use the Outside Areas (the "Premises"); and

B. **WHEREAS**, the Lease is subject to that certain Lease Agreement dated October 31, 1984, as amended, (the "Master Lease") for the Subleased Premises (as defined below), between Cornell University ("Master Landlord"), as landlord, and Landlord (as successor-in-interest to Cross Keys, a New York limited partnership), as tenant;

C. **WHEREAS,** the Sublessee desires to sublease from Sublessor the entire Premises leased by Sublessor as set forth above and detailed in the Lease (the "Subleased Premises"), and Sublessor is willing to sublease the Subleased Premises to Sublessee as provided in this Sublease. All

capitalized terms used herein (or incorporated herein by reference) that are not otherwise defined herein shall have the meaning ascribed to them as set forth in the Lease and the Master Lease; and

D. **WHEREAS**, Sublessor and Sublessee agree and acknowledge that notwithstanding that this document is labeled as a Sublease it is subject to both the Lease and the Master Lease.

E. **NOW, THEREFORE,** in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Sublessor and the Sublessee, the Sublessor and the Sublessee do hereby agree as follows:

1. SUBLEASE OF SUBLEASED PREMISES; TRANSFER OF PERSONAL PROPERTY.

(a) Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Subleased Premises consisting of the entire Building of approximately 10,000 square feet together with use of the Outside Area (as defined in the Lease) as leased by Sublessor pursuant to the Lease. Sublessee has inspected the Subleased Premises and Sublessee agrees that except for those items set forth in Exhibit "E" attached hereto (the "Sublessor's Work") which Sublessor shall complete at Sublessor's cost and expense prior to the Commencement Date, Sublessee shall accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Sublessor, Landlord, Master Landlord, or any other party, to perform any alterations, repairs or improvements thereto, prior to and after delivery of same to Sublessee.

(b) In addition, Sublessor agrees to transfer to Sublessee as of the Commencement Date of this Sublease, the existing office furniture, and other items owned by Sublessor, currently located in the Subleased Premises, and as indicated on the Bill of Sale, the form of which is attached

hereto as Exhibit "F" and by this reference made a part hereof (the "Personal Property"). Sublessor shall transfer the Personal Property to Sublessee pursuant to the Bill of Sale and Sublessee accepts the Personal Property "As-Is", "Where-is" and "With All Faults" and Sublessee, not Sublessor, shall remove all of the Personal Property prior to the Expiration Date (as hereinafter defined) of this Sublease.

(c) Except for the Sublessor's Work, Sublessee at Sublessee's sole cost and expense and subject to all terms and requirements of this Sublease, the Lease and the Master Lease, as applicable, shall be responsible for any and all improvements to the Subleased Premises which are (i) required by the Lease, as applicable and/or (ii) to be installed by Sublessee in connection with Sublessee's business operations in the Subleased Premises, including but not limited to communications, equipment, cabling, data and wiring and support equipment (hereinafter collectively the "Sublessee's Work") (it being understood that, subject to Sublessee securing the required approvals therefor as set forth hereinafter, the installation of any such improvements shall be at the sole discretion of Sublessee). Subject to Sublessee securing the Consent of Landlord and the Master Landlord, as necessary the Sublessor shall allow Sublessee's contractor access to the Subleased Premises not more than seven (7) days prior to the Commencement Date of the Sublease for the purpose of installing Sublessee's furniture, equipment or fixtures (including Sublessee's data, cabling and telephone equipment) in the Subleased Premises. Any such entry shall be subject to all the terms and requirements of this Sublease including but not limited to the obligation to supply and maintain insurance, except that provided Sublessee does not commence Sublessee's business operations the payment of Base Rent shall not apply until the Commencement Date.

(d) On or prior to the Expiration Date (as hereinafter defined) of this Sublease, Sublessee shall quit and surrender the Subleased Premises in the condition required by the terms of

this Sublease and the Lease and in addition: (i) Sublessee shall remove from the Subleased Premises all of the Personal Property, Sublessee's business machinery, equipment and communication equipment, including but not limited to all wiring, data, cabling related to and/or used in connection therewith, and shall remove all moveable furniture, furnishings and equipment located in the Subleased Premises and owned by the Sublessee (the "Sublessee's Property"), (ii) Sublessee shall otherwise deliver the Subleased Premises back to Sublessor in good operating order and condition as existed on the Commencement Date, reasonable wear and tear, casualty and condemnation excepted, (iii) to the extent required by this Sublease and the Lease, Sublessee shall remove from the Subleased Premises all improvements to the Subleased Premises installed by or for Sublessee, including but not limited to the Sublessee's Work; and (iv) Sublessee shall complete any and all restoration of the alterations, additions or improvements to the Subleased Premises as required by the Lease prior to the Expiration Date.

(e) Sublessor represents and covenants that as of the date of this Sublease:

(i) Attached to this Sublease as Exhibit "B" is a true and correct (but redacted) copy of the Lease, with all attachments thereto;

(ii) No default by Sublessor exists under the Lease and there are no facts or circumstances which, with the passage of time, will cause a default by Sublessor under the Lease;

(iii) The Lease has not been amended or modified except as expressly set forth herein;

(iv) The Lease is in full force and effect as of the date hereof; and

(v) To the best of its knowledge and belief without inquiry, Sublessor's obligations under Section 4.03 of the Lease have been fully

satisfied.

In the event that Sublessor receives from the Landlord any notices of default under the Lease that affect the occupancy of Sublessee, Sublessor shall promptly provide a copy thereof to Sublessee.

2. SUBLESSEE'S WORK

(a) Sublessee, from and after the Commencement Date, and/or at such earlier time as herein permitted, at Sublessee's sole cost and expense and subject to the strict conformance with all requirements of the Lease and the Master Lease, and this Sublease shall, to the extent that Sublessee deems such Sublessee's Work necessary in Sublessee's reasonable business judgment, promptly commence and complete the construction and installation of any and all Sublessee's Work required by Sublessee for the Sublessee's use and enjoyment of the Subleased Premises. Sublessee shall commence the Sublessee's Work only after the Sublessee's submission of a written request (which request shall be accompanied by, unless previously delivered, detailed plans and specifications for such Sublessee's Work) for approval to Sublessor and (to the extent required by the Lease and the Master Lease) to Landlord and to Master Landlord and receipt of written approval thereof, which approval shall not be unreasonably withheld or delayed.

(b) Subject to the approval of Landlord and Master Landlord (to the extent required by the Lease and the Master Lease to the extent incorporated herein) and the reasonable approval of Sublessor, Sublessee may retain its own contractor to perform the Sublessee's Work. Sublessee shall contract only with such contractors for completion of Sublessee's Work and any other work to be performed on, in or for the Subleased Premises that will not cause any unreasonable disruption in the Building.

(c) Sublessee will obtain and pay for all permits, certificates and inspections

required for occupancy, including but not limited to, the certificate of occupancy or any special permits or approvals relating to Sublessee's Work, and all equipment and/or business operations.

(d) Neither Landlord nor Master Landlord nor Sublessor shall be liable in any way for any injury, loss or damage which may occur to any of Sublessee's Work and/or any decorations or installations made during or after completion of the Sublessee's Work, the same being solely at Sublessee's risk.

(e) Sublessee shall prevent any liens from being filed against the Subleased Premises, Building and/or the real property upon which the same is located in connection with Sublessee's Work and/or any matter related to Sublessee's occupancy of the Subleased Premises. If any liens are filed again the Subleased Premises, Building and/or the real property upon which the same is located in connection with Sublessee's Work, Sublessee shall take all necessary action required to remove the same from record or bond-off the same within twenty (20) days of the filing thereof.

(f) Sublessee shall install all Sublessee's Work and/or improvements in conformance with all laws, ordinances, statutes and legal requirements, including but not limited to the all applicable environmental laws and the Americans with Disabilities Act.

(g) Prior to the commencement of any Sublessee's Work, Sublessee shall obtain (and furnish original copies to Sublessor and to Landlord) all necessary governmental permits and certificates for the commencement and prosecution of Sublessee's Work and for final approval thereof upon completion, including submission and governmental approval of Sublessee's use in the conduct of its business of all or any of the hazardous materials listed on Exhibit G attached hereto and made a part hereof (the "Hazardous Materials"). Sublessee shall cause Sublessee's Work to be performed in compliance therewith, and in compliance with the

plans approved by Landlord and Sublessor. Sublessee shall provide to Sublessor and Landlord proof of appropriate insurance in such form and amounts required by this Sublease, by the Master Lease and/or the Lease, as applicable, in connection with any such Sublessee's Work, including but not limited to Builder's Risk Insurance. Sublessee's Work shall be diligently performed in a good and workmanlike manner. All materials, equipment, fixtures, systems, installations and construction shall be compatible with and of a quality equal to the Premises and/or Building as of the Commencement Date.

3. SUBLEASE TERM. The "Commencement Date" of the term of this Sublease shall be the earlier of (i) the date Sublessee commences business operations in the Subleased Premises and (ii) the latter of (x) September 1, 2019 and (y) the date on which the Sublessor delivers possession of the Subleased Premises to Sublessee in accordance with terms hereof. The term of this Sublease shall expire on November 30, 2025 (the "Expiration Date").

(a) While Sublessor hopes to deliver the Subleased Premises to Sublessee, and that the Commencement Date shall occur by September 1, 2019, in the event that the Commencement Date has not occurred by September 1, 2019, neither Sublessor, nor its agents and employees, shall be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reason thereof, nor shall Sublessee be excused or released from this Sublease, due to Sublessor's inability to deliver the Subleased Premises as of September 1, 2019. In such event, the Commencement Date shall be extended to the date the Commencement Date is determined as set forth above. In the event that the Commencement Date has not occurred by November 15, 2019, except for any delay occasioned by any action, inaction and/or negligence of Sublessee and/or Sublessee's agents, contractors and/or employees, Sublessee shall, at its sole discretion, have the right to terminate this Sublease by notice to Sublessor delivered on or prior to 5:00 p.m. Eastern Standard

Time on or before November 30, 2019, and have no further liability to Sublessor or Landlord under this Sublease or the Lease.

(b) Promptly upon the occurrence of the Commencement Date, the Sublessor and Sublessee shall execute a Commencement Date Agreement in the form attached hereto as Exhibit "C" which shall confirm the Commencement Date, the Expiration Date, and such other information as the parties deem appropriate.

4. RENT. From and after the Commencement Date the Sublessee shall pay Sublessor as Base Rent for the Subleased Premises as follows:

(a) The Base Rent shall be:

Months in Term	*Square Feet Rental Rate*	*Monthly*	*Annually*
Each Month during Term	$20.00	$16,666.66	$200,000.00

Upon execution of this Sublease by Sublessee, Sublessee shall deliver to Sublessor $16,666.66 representing the first month of Base Rent for the Subleased Premises.

(b) In the event Sublessee fails to make any payment within five (5) days after the date payment is due to Sublessor, than for each late payment, Sublessee shall be assessed a late payment charge of five percent (5%) each month, until such payment is received by Sublessor, on any installment of Base Rent (or any such charge as may be considered Additional Rental under this Sublease) more than five (5) days after the due date.

All Base Rent shall be payable to Sublessor in advance on or before the first day of each calendar month during the term in the same fashion as required by the Lease.

(c) In addition to the Base Rent, Sublessee will pay Sublessor as "Additional Rent" hereunder together with the monthly payment of Sublease Base Rent or as otherwise set forth in the Lease without offsets, credits, defenses or counterclaims throughout the Sublease term

including but not limited to all Taxes, Operating Costs as required by the Lease, any item of supply or services ordered by Sublessee from Sublessor, Landlord or any third party or provided to the Subleased Premises by and pursuant to the Lease.

(d) In the event that Base Rent or Additional Rent payments pursuant to this Sublease commence on a day other than the first day of a calendar month or end on a day other than the last day of a calendar month, the monthly Base Rent and/or Additional Rent for such month shall be prorated. Except as specifically provided in the Lease and/or this Sublease, Sublessee's covenant to pay Base Rent and any Additional Rent is independent of every other covenant set forth in this Sublease and the monthly Base Rent and Additional Rent will be paid without any setoff, recoupment, deduction or abatement whatsoever.

5. USE.

The Sublessee shall use and occupy the Subleased Premises only as permitted by the Lease, and the Master Lease and for no other purpose, and otherwise in conformance with the terms and conditions of the applicable provisions of the Lease and the Master Lease. Sublessee shall not at any time use or occupy (or suffer or permit anyone to use or occupy) the Subleased Premises or the Building, or do anything (or suffer or permit anything to be done) in, or allow anything to be brought into or kept on the Subleased Premises or the Building, which in any manner: (a) violates the provisions of the Lease and/or the Master Lease, (b) causes or is reasonably liable to cause injury to the Subleased Premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of any legal requirements; (d) in Landlord's or Sublessor's reasonable judgment impairs the character, reputation or appearance of the Building; (e) impairs the proper and economic maintenance, operation and repair of the Subleased Premises or the Building and/or its equipment, facilities or systems; (f) annoys or inconveniences other tenants or occupants of the adjacent Building;

(g) in Sublessor's reasonable judgment, constitutes a nuisance, public or private; (h) increases the rates or makes unobtainable from reputable insurance companies authorized to do business in the state where the Subleased Premises is located all-risk property insurance, or liability, boiler or other insurance at standard rates; or (i) discharges noxious or otherwise objectionable fumes, vapors or odors. Sublessee covenants that no business shall be carried on by Sublessee nor any act or acts suffered or permitted by Sublessee to be done in the Subleased Premises or Building that in any manner conflicts with or is contrary to any law or that would or may result in a breach or default on Sublessor's part under any applicable provision of the Lease. Sublessee shall not commit any waste in the Subleased Premises or the Building and shall be responsible to maintain and repair the Subleased Premises, and all fixtures, equipment, improvements and betterments attached to or located in the Subleased Premises including but not limited to those made by Sublessee, in order to ensure that same are repaired and maintained in good condition as existed as of the Commencement Date, reasonable wear and tear, casualty and condemnation excepted. In amplification and not in limitation of the foregoing, Sublessee shall be liable for all repairs and maintenance required by the Lease including but not limited to repairs to all of the interior doors, floor and wall covering, lighting fixtures, and scratches and damages to any glass within the Subleased Premises and/or the Building during the term of the Sublease, except to the extent caused by the gross negligence or willful misconduct of Sublessor or Landlord, or their respective employees, agents, contractors, visitors or licensees. In the event Sublessee shall fail to comply with its obligation to repair and maintain the Subleased Premises, then Sublessor shall be entitled to make such repairs on behalf of and at the expense of Sublessee. In the event that the Building or any of the equipment or appurtenances thereto or stored therein is damaged as a result of any act or omission of Sublessee, it agents, employees, contractors or invitees, then Sublessee upon demand shall pay to Sublessor the cost of any such actual

repairs that Sublessor shall be required to make or to pay to Landlord to make on account thereof. Sublessee's obligation hereunder shall survive the expiration or earlier termination of the term hereof.

6. INCORPORATION AND DELETION OF CERTAIN LEASE PROVISIONS.

(a) Except as otherwise provided below, the terms, covenants and conditions of the Lease (except such as by their nature or purpose do not relate to the Subleased Premises or are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease) are hereby incorporated in and made a part of this Sublease with the same force and effect as though set forth at length herein; provided however, that except as provided below, for the purposes of this Sublease (and the sections that are incorporated herein by reference), (i) references in the Lease to the term "Landlord" shall be deemed to refer to "Sublessor" (as defined herein), (ii) references in the Lease to the term "Tenant" shall be deemed to refer to "Sublessee" (as defined herein), (iii) references in the Lease to the term "Premises" shall be deemed to refer to "Subleased Premises" (as defined herein), (iv) references in the Lease to the term "Fixed Rent" (and words of similar import) shall be deemed to refer to the "Base Rent" (as defined herein), (v) references in the Lease to the term "Additional Rent" (or words or payment requirements of similar import) shall be deemed to refer to the "Additional Rent: (as used herein), (vi) references in the Lease to the end of the Lease term shall be deemed to refer to "Expiration Date" (as defined herein), (vii) references in the Lease to the term "Lease" or "this lease" shall be deemed to refer to "Sublease" (as defined herein), (viii) references in the Lease to the term "Term Commencement Date" shall be deemed to refer to "Commencement Date of this Sublease" (as defined herein), (ix) references in the Lease to the phrase "Tenant's Work" shall be deemed to refer to Sublessee's Work (as defined herein) and/or any other improvements and/or alterations installed by Sublessee.

(b) Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Lease, and for all such services and rights, Sublessee will look solely to Landlord (and will be responsible to pay to Landlord, for all additional services provided to the Subleased Premises by Landlord, if any). Sublessor hereunder assumes no liability for any covenants, representations or warranties made by Landlord under the Lease. In amplification and not in limitation of the foregoing, Sublessor shall have no obligation, liability or responsibility (1) for furnishing access, elevators, electricity, water, heating, air conditioning, cleaning, painting, window washing, directory listings or any other utility or service to the Building or the Subleased Premises or (2) for any maintenance, repairs or alterations in or to the Building or the Subleased Premises or (3) for repair or restoration of the Subleased Premises or the Building in the event of damage or destruction by fire or other casualty or (4) for maintaining any of the insurance that Landlord is required to maintain under the Lease. Sublessor agrees to take all commercially reasonable steps to assist Sublessee as Sublessee may from time to time request, at Sublessee's sole expense and without liability to Sublessor, in seeking: (i) such services and rights from Landlord; (ii) Landlord's consent to any action for which the Lease or this Sublease require Landlord's consent; and (iii) delivery of any notice to Landlord as required by any provision of the Lease and this Sublease and provide Landlord with all information required regarding any such request. As long as Sublessor takes such commercially reasonable steps in seeking such services and rights from Landlord, no default by Landlord shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Sublessee to terminate this Sublease or to any reduction in or abatement of the Base Rent, Additional Rent or other charges provided for in this Sublease or shall give rise to any liability on Sublessor's part; provided however, that if and to the extent Sublessor receives an abatement of

Base Rent (or Additional Rent) with respect to all or any portion of the Subleased Premises on account of such lack of services, then Sublessor to the extent the Sublessee is required to pay the same hereunder and on such pro-rated basis as is equitable considering the Base Rent paid by Sublessee, shall grant a parallel abatement (pertaining to such portion of the Subleased Premises) to Sublessee. In furtherance of the foregoing, Sublessee does, to the extent permitted by law, hereby waive any cause of action and any right to bring an action against Sublessor by reason of any act or omission of Landlord under the Lease, except for an action based on Sublessor's failure to take reasonable steps as aforesaid.

(c) Sublessor shall cooperate, at no out of pocket cost or expense to Sublessor, in seeking to obtain Landlord's performance under the Lease. If Landlord defaults in any obligation to Sublessor regarding the Subleased Premises, upon Sublessee's written request, Sublessor shall make written demand upon Landlord to perform Landlord's obligations regarding the Subleased Premises.

(d) Notwithstanding the foregoing, and except as specifically otherwise in this Agreement, this Sublease shall not include the benefit or the obligations of the following clauses in the Lease, all of which shall <u>not be included herein and not be applicable hereto</u>:

Lease: Sections 1.01 (b)
Sections 2.01, 2.02 and 2.04
Section 3.01
Section 4.04
Article 15
Section 22.01 and Section 22.15

(e) Whenever a provision of the Lease, which except as herein provided, are all incorporated herein by reference, obligates Sublessor (as tenant under the Lease) to perform some act for the benefit of Landlord, including by way of example adhering to Landlord's rules and regulations, providing insurance or indemnity or making repairs or permitting access, such provisions as

incorporated herein shall oblige Sublessee to perform such act for the benefit of Landlord and Sublessor with respect to and prorated to the Subleased Premises only; provided, however, Sublessee shall not be required to make a payment or perform an obligation to the extent that such payment or performance would be duplicative of amounts already paid (or obligations already satisfied) under the Lease or this Sublease except to the extent that such payment is a reimbursement to Sublessor as herein required and/or for payments made by Sublessor to Landlord which are to be paid to Sublessor, as applicable. Whenever pursuant to a provision of the Lease, which except as herein provided are all incorporated herein by reference, Sublessor (as tenant under the Lease) is expressly required to take some action by a date certain or within a certain time period that involves the Subleased Premises, Sublessee shall take action not less than three (3) days prior to the date or time for Sublessor's performance.

(f) Whenever a provision of the Lease incorporated herein by reference affords Landlord some right against Sublessor such provision as incorporated herein shall afford Landlord and Sublessor such right against Sublessee. In amplification and not in limitation of the foregoing, in addition to the rights afforded to Sublessor at law in equity, Sublessor shall have the same rights and remedies with respect to a breach of this Sublease by Sublessee as Landlord has with respect to a breach of the Lease, as if the same were more fully set forth at length herein.

7. PROTECTION OF THE OVERLEASE.

(a) Sublessor shall not do or cause to be done or permit to be done any default or breach by Sublessor under the Lease or the Master Lease which causes either the Lease, the Master Lease or the rights of Sublessor as tenant thereunder to be terminated or which would adversely affect or reduce any of Sublessee's rights or benefits under the Lease (other than on account of a parallel default by Sublessee under this Sublease). Sublessee shall not do or cause to be done or suffer or

permit to be done any act or thing which would or might constitute a default under the terms of the Lease applicable to this Sublease or cause the Lease or the rights of Sublessor as tenant thereunder to be terminated or which would or might cause Sublessor to become liable for any damages, costs, claims or penalties or which would or might increase the rent or other obligations of Sublessor as tenant under the Lease, or which would or might adversely affect or reduce any of Sublessor's rights or benefits under the Lease.

(b) Sublessor may modify, or cause or suffer to be modified, the Lease, without in any instance first obtaining the consent of Sublessee to such modification; provided, the modification in question (i) does not materially or adversely affect Sublessee's rights, duties or obligations hereunder including but not limited to Sublessee's permitted use of the Subleased Premises, or (ii) does not increase the Base Rent, Additional Rent or any other amounts due from Sublessee to Sublessor hereunder.

8. TERMINATION OF LEASE. So long as Sublessee is not in default (beyond notice and period of cure) under this Sublease, Sublessor covenants and agrees not to voluntarily cancel or surrender the Lease unless on account of Landlord's default, or as otherwise permitted pursuant to the terms of the Lease and the occurrence of any event creating such right to cancel the Lease on the part of Sublessor, and in each case, provided that such default of Landlord or other occurrence giving rise to Sublessor's right to terminate the Lease materially and adversely affects Sublessor and/or Sublessor's rights and/or privileges under the Lease, including, without limitation, a casualty and/or condemnation affecting the Premises and/or the improvements thereon. In the event of and upon the termination or cancellation of the Lease either (i) this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Sublessee shall have no claims against Sublessor of any kind whatsoever on account of any such termination, unless such termination or

cancellation is due to the default of Sublessor, other than a default caused by Sublessee under this Sublease or (ii) Landlord on notice to Sublessee may take over all of the right, title and interest of Sublessor under this Sublease, and the Sublessee, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not be:

(1) liable for any act or omission of Sublessor under this Sublease;

(2) subject to any defense or offsets which the Sublessee may have against Sublessor;

(3) bound by any previous payment that the Sublessee made to Sublessor more than thirty (30) days in advance of the date that such payment was due;

(4) bound by any obligation to make any payment to or on behalf of the Sublessor;

(5) bound by any obligation to perform any work or to make improvements to the Subleased Premises;

(6) bound by any amendment or modification of the Sublease made without Landlord's consent; or

(7) bound to return the Sublessee's security deposit, if any, unless and until such deposit has come into Landlord's actual possession and the Sublessee is entitled to such security deposit pursuant to the terms of the Sublease.

9. SIGNAGE. All signage shall be subject to the terms of the Lease and the Master Lease and approval of the Landlord, Master Landlord (to the extent required under the Master Lease) and Sublessor; Sublessor shall not unreasonably withhold Sublessor's consent to such signage. Any and all signage shall be at the sole cost and expense of Sublessee.

10. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be effective either upon personal delivery or refusal thereof (against written receipt), one (1) day after delivery to a nationally-recognized overnight courier (e.g. Federal Express) for next-

day delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the parties as follows, or at such address as a party may hereafter designate by notice to the others.

If to Sublessor:	MACOM TECHNOLOGY SOLUTIONS, INC. 100 Chelmsford Street Lowell, Massachusetts 01851 Attention: Legal Department
With a copy to:	SCARINCI HOLLENBECK, LLC 1100 Valley Brook Avenue P.O. Box 790 Lyndhurst, New Jersey 07071-0790 Attention: Victor E. Kinon, Esq. Telephone: 201-896-4100 Facsimile: 201-896-8660
If to Sublessee:	ODYSSEY SEMICONDUCTOR, INC. 950 Danby Road Suite 125 Ithaca, NY 14850 Attention: Richard Brown
With a copy to:	ROBINSON & COLE LLP Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Attention: Mitchell L. Lampert, Esq. Telephone: 212-451-2920 Facsimile: 212-451-2999

Sublessor and Sublessee each hereby covenant and agree to promptly deliver to the other party copies of any and all notices or other correspondence received by it from Landlord that might affect Sublessor and Sublessee in any manner and further agrees, notwithstanding this Section 10 hereof to the contrary, to use good faith efforts to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from Landlord within

any time periods set forth in the Lease.

11. SUBORDINATION This Sublease is subject and subordinate to the Lease and the Master Lease, and to the matters to which the Lease and/or the Master Lease is or shall be subordinate.

12. INSURANCE.

(a) Generally. The Sublessee, at its expense, shall comply with the insurance requirements imposed upon Sublessor as "tenant" under the Lease as incorporated herein by reference, with respect to the Subleased Premises (which shall include, without limiting anything contained herein, the obligation to have its contractor carry throughout the prosecution of any Sublessee's Work, such builder's risk insurance and worker's compensation/general liability insurance as required under the Lease naming Landlord, Master Landlord, Sublessor, and Sublessee as additional insureds with respect to the general liability insurance). The limits of such insurance shall not limit the liability of Sublessee and the general liability insurance shall be primary to any other insurance that may be available to Landlord or Sublessor (which other insurance if any, shall be noncontributory). The general liability insurance shall name Sublessor, Landlord and Master Landlord as additional insured, as their respective interests may appear. Sublessee shall deliver to Sublessor and any additional insureds prior to the Commencement Date, evidence of fully paid insurance in the form certificates of insurance as may be reasonably satisfactory to Sublessor, (and Landlord and Master Landlord, unless such insurance coverage satisfies requirements of the Lease and Master Lease, as applicable) issued by the insurance company or its authorized agent. Sublessee shall procure and pay for renewals of such insurance from time to time before expiration thereof and Sublessee shall deliver to Sublessor and any additional insureds such renewal policy or a certificate thereof at least ten (10) days before the expiration of any existing policy. Sublessee shall have no right to self-insure with respect to any such insurance.

(b) Waiver of Subrogation Notwithstanding anything in this Sublease to the contrary, Sublessee and Sublessor hereby release and waive all rights of action against the other for loss or damage to the Subleased Premises, the Building or the Sublessee's or Sublessor's property of any type and nature arising out of any cause or origin, including the negligence or misconduct of Sublessee or Sublessor, its or their respective agents, contractors or employees, to the extent of the insurance proceeds paid to Sublessee or Sublessor under its policies of insurance or, if they fail to maintain the required policies, the insurance proceeds that would have been paid to Sublessee or Sublessor if they had maintained such policies. Sublessee and Sublessor shall promptly give to their insurance companies written notice of the waiver contained in this subparagraph, and shall cause their insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the waiver contained in this subparagraph; except that Sublessee and Sublessor shall have the right to obtain a policy of insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for Sublessee or Sublessor to obtain a policy which would not be invalidated and would not conflict with such release, and Sublessee and Sublessor so notifies the other party in writing.

13. BROKERAGE. Sublessor and Sublessee hereby represent and warrant to each other that neither party hereto has dealt with any broker, finder or other agent in respect to the transactions hereby contemplated except for Cushman & Wakefield, for Sublessor, (the "Broker") and each party hereto hereby agrees to indemnify the other from and against any claim for commission, finder's fee, or like charges asserted by any person, firm or corporation other than Broker claiming a right through the indemnifying party. Sublessor shall be responsible for payment to the Broker pursuant to a separate agreement.

14. COMPLIANCE WITH LAWS. Sublessee shall comply with the requirements of all applicable laws, rules and regulations to the extent they apply to Sublessee's use and occupancy of the Subleased Premises and the operation of Sublessee's business therein.

15. INDEMNITY. Without limiting any other indemnity in favor of Sublessor, Landlord and/or Master Landlord (whether incorporated from the Lease or otherwise),

(a) Sublessee shall indemnify, defend and hold Landlord, Master Landlord and Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) arising (i) from the use or occupancy by Sublessee of the Subleased Premises, or (ii) from any work or thing done or any condition created by or any other act or omission of Sublessee or its employees, agents, contractors, visitors or licensees, in or about the Subleased Premises or any other part of the Building, (iii) from Sublessee's failure to perform any of the obligations imposed on it hereunder (including any of the obligations imposed on it hereunder by virtue of the incorporation herein of certain provisions of the Lease) and (iv) from Sublessee's gross negligence or willful misconduct.

8/15/2019

(b) Sublessee shall indemnify, defend and hold Landlord, Master Landlord and Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) arising from (i) any unpermitted alterations made to the Building or the Leased Premises by Sublessee in violation of the Lease or the Master Lease, or from (ii) Sublessee's use of the Hazardous Materials, or any of them, as listed in Exhibit G attached hereto in or about the Subleased Premises or the Building.

(c) The provisions of this Paragraph 15 shall survive the expiration or sooner termination of this Sublease.

8.15.2019.

16. QUIET POSSESSION. As of the Commencement Date hereof, Sublessor grants

Sublessee, subject to Sublessee complying with the terms hereof and of the Lease as applicable, quiet possession of the Subleased Premises, and Sublessee shall be permitted to lawfully, peaceably and quietly have, hold and enjoy the Subleased Premises without hindrance, ejection or molestation from Sublessor, which Sublessor covenants shall continue during the term of this Sublease.

17. ATTORNEY'S FEES.

If either party commences suit as a result of a breach of this Sublease, the non-prevailing party shall reimburse the other for all reasonable third party, out-of-pocket costs and expenses (including attorney's and accountant's fees) in connection with such litigation.

18. BINDING EFFECT. This Sublease shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

19. AMENDMENTS IN WRITING. This Sublease may not be modified except in writing signed by all parties hereto. This constitutes the entire agreement between the parties; any additional amendment or modification of the terms thereto shall not be effective unless made in writing and attached to the original hereof, executed by all parties. This Sublease shall be binding upon the successors, assigns and heirs of the respective parties.

20. FURTHER ASSURANCES. Each party hereby agrees that upon the reasonable request of the other, it will (from time to time) execute and deliver to the other party all such instruments and documents of further assurance or otherwise, and will do any and all acts and things reasonably required to carry out its obligations hereunder and to consummate the transactions contemplated hereby and the purpose and intent hereof.

21. HOLDOVER.

(a) Sublessee shall promptly vacate the Subleased Premises upon Expiration Date or earlier termination of this Sublease as provided herein. If Sublessee shall remain in possession of

the Subleased Premises after the Expiration Date, then for each month or portion thereof during which Sublessee so remains in possession, Sublessee shall pay to Sublessor an amount equal to two hundred percent (200%) of the Base Rent and Additional Rent due for the month in which the Term expired or was terminated. Any holding over by Sublessee beyond the Expiration Date, shall be deemed unlawful unless expressly consented to by Sublessor in writing, and Sublessor shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Sublessee. Sublessee agrees to defend, indemnify and save Sublessor harmless against and from any and all losses, costs, expenses and liabilities whatsoever incurred by Sublessor under the Lease or otherwise by reason of any such holding over. SUBLESSEE HEREBY AGREES THAT IF IT FAILS TO SURRENDER THE SUBLEASED PREMISES AT THE END OF THE SUBLEASE TERM, SUBLESSOR OR ITS DESIGNATED AGENT MAY, TO THE EXTENT PERMITTED BY LAW, ENTER THE SUBLEASED PREMISES AND REMOVE, TRANSPORT AND STORE SUBLESSEE'S PROPERTY AT SUBLESSEE'S EXPENSE.

(b) The provisions of this Paragraph 21 shall survive the expiration or sooner termination of this Sublease.

22. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

23. DEFAULT BY SUBLESSEE.

(a) If Sublessee shall be in default in fulfilling any of the covenants of this Sublease and/or the Lease, as applicable, other than the covenants for the payment of Base Rent or Additional Rent, or if Sublessee fails to observe the requirements as to the use of the Subleased Premises, Sublessor may give Sublessee fifteen (15) days' written notice of its intention to end the term of this Sublease (which notice shall describe the nature of the default in reasonable detail) and

thereupon, at the expiration of said fifteen (15) days if said default continues to exist, (it being agreed that Sublessee shall not be deemed to be in default if Sublessee commences to remedy the default(s) described in such notice within said fifteen (15) day period and proceeds therewith with due diligence to fully remedy any such failure within thirty (30) days of such notice (provided, however, that if the nature of Sublessee's failure is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a default if Sublessee commences such cure within said thirty (30) days and thereafter diligently prosecutes such cure to completion, provided, further, that such cure period shall in no event exceed Sublessor's cure period under the Lease)), the terms under this Sublease shall expire as fully and completely as if on that day herein definitely fixed for the expiration of the term, and Sublessee will then quit and surrender the Subleased Premises to Sublessor as required by this Sublease, but Sublessee shall remain liable as hereinafter provided.

(b) If the notice provided for in (a) above shall have been given, and the term shall expire as aforesaid; or (i) if Sublessee shall default in the payment of the Base Rent reserved herein or any item of Additional Rent herein mentioned or any part of either or in making any other payment herein provided and Sublessee fails to cure such default within five (5) days of its receipt of written notice from Sublessor; or (ii) if any execution or attachment shall be issued against Sublessee or any of Sublessee's property whereupon the Subleased Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Sublessee or (iii) if Sublessee shall make default with respect to any Lease provision applicable hereto which shall remain uncured beyond the applicable cure period, or (iv) if Sublessee shall fail to move into or take possession of the Subleased Premises within fifteen (15) days after the Commencement Date of the term of this Sublease or (v) if Sublessee shall do anything which would otherwise constitute a default under the Lease if made by Sublessor (as to any of the foregoing events of which fact Sublessor shall be the sole judge, then and in any of

such events Sublessor may, without notice, exercise the same rights as Landlord has against Sublessor in the Lease as if the default by Sublessee in its obligations to Sublessor had been a default by Sublessor in its obligations to Landlord. Notwithstanding the foregoing and provided that (i) Sublessor has not commenced such cure; and (ii) Sublessee has given Sublessor prior written notice of Sublessee's intent to do so, Sublessee shall have the right to cure any defaults under the Lease to the extent of any cure period afforded to Sublessor, as lessee, thereunder, provided, nothing herein shall limit Sublessor's right to cure any such default pursuant to the terms of the Lease.

24. CONTINGENCY. This Sublease is contingent upon Sublessor and Sublessee, both executing this Sublease, and upon obtaining Landlord's written consent to this Sublease on or prior to the Commencement Date hereof and the execution by Landlord of the Consent to Sublease in such form as attached hereto as Exhibit "D" or otherwise reasonably acceptable to Sublessee, Sublessor and Landlord.

25. ASSIGNMENT OR SUBSUBLETTING. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet or permit the use of all or any part of the Subleased Premises by others. Any such attempted assignment or subletting without Sublessor's and Landlord's consents shall be void and of no force and effect and shall be a default by Sublessee under this Sublease.

26. SUCCESSOR AND ASSIGNS. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The term "Sublessor" as used in this Sublease, shall mean only the owner from time to time of the interest of the tenant under the Lease, so that in the event of any transfer or assignment of such interest, the transferor or assignor shall be and hereby is entirely freed and relieved of all covenants, obligations

and liability of Sublessor under this Sublease, and it shall be deemed, without further agreement, that the transferee or assignee has assumed and agreed to perform and observe all obligations of Sublessor under this Sublease during the period that such transferee or assignee is the owner of the interest of the tenant under the Lease.

27. SECURITY. Sublessee shall deposit upon the execution of this Sublease by Sublessee the sum of $100,000.00 with Sublessor, in the form of an unconditional and irrevocable Letter of Credit as security for the full and faithful performance by Sublessee of each and every term, covenant and condition of this Sublease. Such security deposit shall not constitute an advance payment of Base Rent, nor liquidated damages, nor a measure of Sublessor's damages in the case of Sublessee's default, nor shall Sublessor's use of or draw down of all or any part of the security so deposited be deemed a waiver of any of Sublessor's other rights hereunder or at law or in equity, all of which are hereby reserved, including Sublessor's right to sue Sublessee for damages or eviction. In no event shall Sublessor be obligated to apply any security deposited hereunder; and Sublessor's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Subleased Premises before or after Sublessor's declaration of the termination of this Sublease for nonpayment of Base Rent and/or additional Rent or for any other reason shall not be affected by reason of the fact that Sublessor holds the security deposited hereunder. If a Default shall occur, Sublessor, without the necessity of instituting legal action against Sublessee, may use, apply, or retain the whole or any part of the security so deposited for the payment of any Base Rent and/or Additional Rent in default or for any other sum in accordance with this Sublease which Sublessor may expend or be required to expend because of Sublessee's default, including any actual damages or deficiency in re-letting of the Subleased Premises, whether such damage or deficiency may have accrued before or accrues after summary

proceedings or other re-entry by Sublessor. If Sublessor shall so use or apply all or any part of the security so deposited, Sublessee, on demand, shall restore said security deposit to the original sum deposited in cash or by the delivery of a new Letter of Credit. If Sublessee shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Sublease, and any modifications thereof, the security or any balance thereof shall be returned to Sublessee within thirty (30) days after the Sublessee has delivered possession of the Demised Premises to Sublessor in the condition required by this Sublease as of the expiration of this Sublease and provided Sublessee has paid all Base Rent and Additional Rent due to Sublessor. Except as required by the laws of the state in which the Building is located, Sublessor shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the security and shall not assume the duties of a trustee for the security. Sublessee shall not be entitled to the interest, if any, accrued on said security deposit. In the event of a sale or assignment of this Sublease by Sublessor, Sublessor shall have the right to transfer the security to the vendee or assignee for the benefit of Sublessee, and Sublessor shall be considered released by Sublessee from all liability for the return of such security. Upon written notice to Sublessee of such sale or assignment, Sublessee agrees to look solely to the new Sublessor for the return of said security and this provision shall apply to every transfer or assignment made of the security to a new Sublessor. The issuance of a warrant and the re-entering of the Subleased Premises by Sublessor or the termination of this Sublease, for any default on the part of Tenant prior to the expiration of the Sublease Term, shall not be deemed such a termination of this Sublease as to entitle Tenant to the return of said security and any unapplied portion of said deposit shall be retained and remain in the possession of Sublessor until the end of the Sublease Term. In the event any bankruptcy, insolvency, reorganization, or other creditor or debtor proceedings shall be instituted by or against Sublessee, or its successors or assigns, or any

guarantor or surety of this Sublease, Sublessee's security deposit shall be deemed to be applied first to the payment of any Base Rent, and any items of Additional Rent due Sublessor for all periods prior to the institution of such proceedings and the balance, if any, of such security deposit may be retained by Sublessor in partial liquidation of Sublessor's damages. The Letter of Credit must be issued by a federally insured Bank with offices in the Boston, Massachusetts area and needs to be in form and content approved in advance by Sublessor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLESSOR:

MACOM TECHNOLOGY SOLUTIONS, INC.

By: ____________________
Name: Robert Dennehy
Title: SVP, Operations
Date: 19. Aug. 19

SUBLESSEE:

ODYSSEY SEMICONDUCTOR, INC.

By: See next page.
Name: ____________________
Title: ____________________
Date: ____________________

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLESSOR:

MACOM TECHNOLOGY SOLUTIONS, INC.

By:__________________________________
Name:
Title:
Date:__________________________________

SUBLESSEE:

ODYSSEY SEMICONDUCTOR, INC.

By:__________________________________

Name: Richard Brown

Title: CEO

Date: 08/07/2019

LANDLORD:

ITHACA B&T ASSOCIATES, LLC

By:____________________________
Name: Philip Proujansky
Title: Manager

Dated: August 21, 2019

Landlord Address for Notices:

Ithaca B&T Associates, LLC
15 Thornwood Drive, P.O. Box 4860
Ithaca, New York 14852-4860
Attn: Philip Proujansky

Master Landlord Address for Notices:

Cornell University
c/o Real Estate Department
Box D-H Real Estate
Ithaca, New York 14853

ACKNOWLEDGED AND AGREED:

SUBLESSEE:

ODYSSEY SEMICONDUCTOR, INC.

By:____________________________
Name: Richard Brown
Title: CEO

SUBLESSOR:

MACOM TECHNOLOGY SOLUTIONS INC.

By:____________________________
Name: ROBERT DENNEHY
Title: S.V.P.